UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 22, 2025

Kenvue Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41697	88-1032011
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Kenvue Way
Summit, New Jersey	07901
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (908)-874-1200

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	KVUE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
On May 22, 2025, Kenvue Inc. (the “Company”) closed its previously announced underwritten public offering (the “Offering”) of $750,000,000 aggregate principal amount of the Company’s 4.850% Senior Notes due 2032 (the “Notes”). The Notes were issued pursuant to an indenture dated as of March 22, 2023 (the “Base Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as amended and supplemented by the second supplemental indenture dated as of May 22, 2025 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. The Company intends to use the net proceeds from the Offering for general corporate purposes.
The Notes will bear interest at a rate of 4.850% per annum, with interest on the Notes payable semi-annually on May 22 and November 22, to persons who are registered holders of the Notes on the immediately preceding May 7 and November 7, beginning on November 22, 2025.
The Indenture limits the ability of the Company and certain of its subsidiaries to create liens, enter into sale-leaseback transactions, merge or consolidate with or into other companies and sell, lease or convey substantially all assets of the Company, in each case subject to certain exceptions and qualifications set forth in the Indenture.
The Notes will mature on May 22, 2032. However, the Company may redeem the Notes, at its option, in whole or in part, at any time and from time to time prior to their maturity, as described in the Indenture.
The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, a copy of which was attached as Exhibit 4.1 to the Company’s Amendment No. 3 to the Registration Statement on Form S-1 filed on March 30, 2023, and the Second Supplemental Indenture, a copy of which is attached as Exhibit 4.1 hereto and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information included under Item 1.01 is incorporated herein by reference.
Cautions Concerning Forward-Looking Statements
This Current Report on Form 8-K contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, the use of proceeds from the Offering. Forward-looking statements may be identified by the use of words such as “plans,” “expects,” “will,” “anticipates,” “estimates” and other words of similar meaning. Readers are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the Company and its affiliates.
A list and descriptions of risks, uncertainties and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its registration statement on Form S-3, Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other filings, available on request from the Company. The Company and its affiliates undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or developments or otherwise.

Item 9.01 Financial Statements and Exhibits
(d)     Exhibits.

Exhibit Number	Exhibit Description

4.1
Second Supplemental Indenture dated May 22, 2025, between the Company and Deutsche Bank Trust Company Americas, as trustee, to the Indenture dated March 22, 2023 between the Company and Deutsche Bank Trust Company Americas, as trustee

4.2	Form of 4.850% Senior Note due 2032 (included in Exhibit 4.1)
5.1	Opinion of Cravath, Swaine & Moore LLP
23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENVUE INC.

Date: May 22, 2025	By:	/s/ Edward J. Reed
		Name:	Edward J. Reed
		Title:	Vice President, Corporate Secretary